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                                                                       EXHIBIT 5

August 19, 1996
                                              HARRIS
                                              BEACH &
                                              WILCOX
                                              A LIMITED LIABILITY PARTNERSHIP

                                              ATTORNEYS AT LAW

                                              THE GRANITE BUILDING
                                              130 EAST MAIN STREET
                                              ROCHESTER, N.Y. 14604-1687
                                              (716) 232-4440

                                              DIRECT:


RCSB FINANCIAL, INC.
235 East Main Street
Rochester, New York 14604



Dear Ladies and Gentlemen:

  We have acted as counsel to RCSB Financial, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Company's registration statement on Form S-8 with the Securities and Exchange Commission on or about August 20, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of up to 500,000 shares of Common Stock (the "Shares") pursuant to the Company's Non-Employee Director Stock Plan (the "Plan").

  We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to use as copies. We have also assured the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

  We are of the opinion that, when the Shares shall have been issued and sold on the terms contemplated by the Plan, and the Registration Statement shall have become effective, the Shares will be legally issued, fully paid and non-assessable.

  This opinion shall be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

  We hereby consent to the use of this Opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Harris Beach & Wilcox LLP

                              HARRIS BEACH & WILCOX, LLP

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
- -------------AFFILIATES----------                   ------------NEW YORK------------
COPENHAGEN   LIVORNO   PARIS       WASHINGTON, DC   ALBANY   ITHACA        ROCHESTER
KRISTIANSUND LONDON     OSLO       HACKENSACK, NJ   BUFFALO  NEW YORK CITY  SYRACUSE
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